INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Doubloon Corp. on Form S-1, Amendment No. 1 (File No. 333-135711) of our report dated July 7, 2006, with respect to our audit of the financial statements of Doubloon Corp. as of June 21, 2006 and for the period from June 16, 2006 (inception) to June 21, 2006, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/Marcum & Kliegman LLP

New York, New York
September 4, 2006